                                                                     EXHIBIT 2.1

          THIS SHARE EXCHANGE AGREEMENT made as of the 15th day of September, 1998.

B E T W E E N:


                    GLYKO BIOMEDICAL LTD.,
                    a corporation incorporated under the laws of Canada,

                    (hereinafter called the "Vendor")

                                                              OF THE FIRST PART;

                    - and -


                    BIOMARIN PHARMACEUTICAL INC.,
                    a corporation incorporated under the laws of the State of Delaware,

                    (hereinafter called the "Purchaser")

                                                             OF THE SECOND PART.

          WHEREAS the Vendor is the sole stockholder of Glyko, Inc., a Delaware corporation, and desires to sell and to cause to be sold, and the Purchaser desires to purchase from the Vendor all of the issued and outstanding shares of capital stock of Glyko, Inc., upon the terms and conditions set forth in this Agreement;

          NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, Vendor and Purchaser represent, warrant, covenant and agree as follows:

                             1.    INTERPRETATION
                                   --------------

1.1  Defined Terms.  Where used herein or in any amendments hereto, the
     -------------
following terms shall have the following meanings:

     "AGREEMENT" means this Share Exchange Agreement, all Schedules attached hereto and all amendments made hereto or thereto by written agreement signed by each of Vendor and Purchaser;

     "BIOMARIN SHARES" means 2,259,039 shares of Purchaser's Common Stock to be issued in the name of Vendor as partial payment of the Purchase Price pursuant to Section 2.2 hereof;

     "BUSINESS DAY" means any day, which is not a Saturday, Sunday or a statutory holiday in the Province of Ontario or the State of California;

     "CLOSING" means the consummation of the Transaction as herein contemplated;

     "CLOSING DATE" means October 7, 1998, or such other date as may be mutually agreed upon by the parties hereto in writing for the closing of the transactions contemplated by this Agreement;

     "EFFECTIVE DATE" means September 15, 1998;

     "EMPLOYEE OPTIONS" means the options to purchase a total of 585,969 shares of Common Stock of the Vendor which are held by certain employees of Glyko, Inc., which options shall be assumed by Purchaser and converted into options to purchase 255,540 shares of Common Stock of Purchaser as enumerated in Schedule "A" attached hereto;
                   ------------

     "ENCUMBRANCES" means any and all claims, liens, security interests, mortgages, pledges, pre-emptive rights, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts or other interests of any nature or kind whatsoever, howsoever created;

     "GLYKO SHARES" means 3,882 shares of Common Stock and 2,000 shares of Preferred Stock of Glyko, Inc., representing all of the issued and outstanding capital stock of Glyko, Inc. as of the Closing Date;

     "INTELLECTUAL PROPERTY" means all patents, patent applications and other patent rights, trade secrets, copyrights and other proprietary rights as listed on Schedule "B" hereto;
               ------------

     "PERSON" includes an individual, partnership, association, unincorporated organization, trust, corporation and a natural person acting in such person's individual capacity or in such person's capacity as trustee, executor, administrator, agent or other legal representative;

     "PURCHASE PRICE" has the meaning attributed thereto in Section 2.2 hereof;

     "TECHNOLOGY" means all know-how, processes, formulae, concepts, ideas, data, technical and non-technical data and information, testing results, descriptions, technologies, procedures, articles of manufacture, compositions of matter (including pharmaceutical, chemical, biological, genetic and biochemical compositions), designs, inventions, discoveries, documents and works of authorship, whether or not patentable or patented, now owned or licensed by Glyko, Inc.;

     "TIME OF CLOSING" means 10:00 a.m. (San Francisco time) on the Closing Date; and

     "TRANSACTION" means the sale by the Vendor and the purchase by the Purchaser of the Glyko Shares as contemplated herein.

1.2  Currency.  Unless otherwise expressly provided, all dollar amounts referred
     --------
to in this Agreement are in U.S. funds.

1.3  Gender and Number.  Except where the context otherwise indicates, words
     -----------------
importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neutral genders, and vice versa.

1.4  Division and Headings.  The division of this Agreement into Articles and
     ---------------------
sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement . The terms "this Agreement", "hereof", "hereunder", "hereto", "herein" and similar expressions refer to this Agreement and not to any particular Article, section or other portion of this Agreement and include any amendment hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

1.5  To the knowledge of.  The term "to the knowledge of" the appropriate party
     --------------------
as used herein means to the knowledge of the current officers of the appropriate party without any special inquiry or investigation whatsoever.

                          2.    AGREEMENT TO EXCHANGE
                                ---------------------

2.1  Transfer.  Subject to the terms and conditions hereof, on the Closing Date
     --------
at the Time of Closing, the Vendor shall deliver to the Purchaser certificates representing the Glyko Shares together with such executed documentation as is necessary and appropriate to effect the transfer of ownership of the Glyko Shares from Vendor to Purchaser in exchange for good and valuable consideration enumerated in Section 2.2 below.

2.2  Payment of Purchase Price.  The purchase price for the Glyko Shares shall
     -------------------------
be equal to the sum of $14,500,500 (the "Purchase Price"). The Purchase Price shall be paid and satisfied by Purchaser as follows: (i) the assumption by the Purchaser of responsibility for the Employee Options as discussed in Section 2.3 below and as set forth on Schedule A attached hereto, having an aggregate value
                          ----------
as enumerated therein, (ii) the delivery to the Vendor of a certificate representing the BioMarin Shares issued in the name of Vendor, such BioMarin Shares valued at $6.00 per share and (iii) a cash payment of $500.

2.3  Assumption of Stock Options. At the Effective Date, certain Employee
     ---------------------------
Options outstanding under the Vendor's Share Option Plan - 1994 (the "Option
                                                                      ------
Plan"), or otherwise, shall be assumed by Purchaser as follows:
----

     (i)    At the Effective Date, certain Employee Options listed on Schedule A
                                                                      ----------
attached hereto, whether vested or unvested, shall be, in connection with the Transaction, assumed by Purchaser. Each Employee Option so assumed by Purchaser under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan, except that: (A) each Employee Option shall be exercisable for that number of whole shares of Common Stock of Purchaser equal to the product of the number of shares of Common Stock of Vendor that were issuable upon exercise of such Employee Option immediately prior to the Effective Date multiplied by the Conversion Ratio, as defined in subparagraph (ii) below, rounded down to the nearest whole number of shares of Common Stock of Purchaser and (B) the per share exercise price for the shares of Common Stock of Purchaser issuable upon exercise of such assumed Employee Option shall be equal to the quotient determined by dividing the exercise price per share of Common Stock of Vendor at which such Employee Option was exercisable immediately prior to the Effective Date by the Conversion Ratio, rounded up to the nearest whole cent; and

     (ii) For the purposes of this Section 2.3, the Conversion Ratio shall be equal to the quotient of the fair market value of a share of Common Stock of Vendor (converted to U.S. dollars), $2.61659, divided by the current fair market value of a share of Common Stock of Purchaser, $6.00, which quotient is equal to
 .436098.

     It is the intention of the parties that the Employee Options assumed by Purchaser qualify following the Effective Date as incentive stock options as defined in Section 422 of the Code to the extent that the Employee Options qualified as incentive stock options immediately prior to the Effective Date.

     Promptly following the Effective Date, Purchaser will issue to each holder of an outstanding Employee Option a document evidencing the foregoing assumption of such Employee Option by Purchaser.

2.4  Closing.  The Closing shall occur at the Time of Closing on the Closing
     --------
Date at the offices of the Vendor, or at such other place or other time and date as the Purchaser and the Vendor may agree.

     Any document or instrument to be delivered by either party hereto at the Closing shall be tabled at the Closing at the place of closing referred to above by the party which is to deliver such document or instrument and any document or instrument so tabled by a party hereto shall:

     (a) be deemed to have been delivered by such party for the purposes of this Agreement;

     (b) be held in escrow by counsel for such party to be dealt with in accordance with subparagraphs (c) and (d) below;

     (c) be delivered to the party to which it is to be delivered pursuant to the terms hereof, if all documents or instruments which are to be delivered at the Closing are tabled in accordance with this section at the Closing; and

     (d) be delivered to, or in accordance with the directions of, the party which tabled it, if subparagraph (c) does not apply.


              3.    REPRESENTATIONS AND WARRANTIES OF THE VENDOR
                    --------------------------------------------

     Except as set forth in the disclosure schedule attached hereto as Schedule
                                                                       --------
"C," the Vendor hereby represents and warrants to the Purchaser as follows as of
----
the date hereof and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the transactions contemplated hereby:

     (a)  Attached hereto as Schedule "D" are Glyko, Inc.'s unaudited balance
                             -----------
          sheet as of June 30, 1998 and the related unaudited statements of income and cash flow for the six (6) month period ended June 30, 1998 (collectively, the "Financials"). The Financials are correct in all
                              ----------
          material respects and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the financial condition, operating results and cash flows of Glyko, Inc. as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which normal year-end adjustments have not been material in amount or significance in any individual case or in the aggregate in prior years. Glyko, Inc.'s unaudited balance sheet as of June 30, 1998, is referred to hereinafter as the "Current Balance Sheet."
                              ---------------------

     (b) Glyko, Inc. has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since June 30, 1998, in either case which amounts do not exceed $50,000 in the aggregate.

     (c)  Since June 30, 1998, there has not been, occurred or arisen any:

          (i) transaction by Glyko, Inc. except in the ordinary course of business as conducted on that date and consistent with past practices;

          (ii) amendments or changes to the Certificate of Incorporation or Bylaws of Glyko, Inc.;

          (iii) capital expenditure or commitment by Glyko, Inc. exceeding $25,000 individually or $50,000 in the aggregate;

          (iv) destruction of, damage to or loss of any material assets, material business or material customer of Glyko, Inc. (whether or not covered by insurance);

          (v) claim of wrongful discharge or other unlawful labor practice or action;

          (vi) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Glyko, Inc. other than required by GAAP;

          (vii) revaluation by Glyko, Inc. of any of its assets which, in the aggregate, changed such value by an amount exceeding $5,000, either individually or in the aggregate;

          (viii) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any capital stock of Glyko, Inc., or any split, combination or reclassification in respect of any shares of capital stock of Glyko, Inc., or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Glyko, Inc., or any direct or indirect repurchase, redemption, or other acquisition by Glyko, Inc. of any shares of capital stock of Glyko, Inc. (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing option grants by Glyko, Inc.;

          (ix) except in the ordinary course of its business as conducted on June 30, 1998, increase in the salary or other compensation payable or to become payable by Glyko, Inc. to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Glyko, Inc., of a bonus or other additional salary or compensation to any such person;

          (x) agreement, contract, covenant, instrument, lease, license or commitment to which Glyko, Inc. is a party or by which it or any of its assets (including but not limited to the Intellectual Property and intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which Glyko, Inc. is a party or by which it or any of its assets are bound;

          (xi) sale, lease, license or other disposition of any of the material assets or properties of Glyko, Inc. or any creation of any security interest in such assets or properties;

          (xii) loan by Glyko, Inc. to any person or entity, incurring by Glyko, Inc. of any indebtedness, guaranteeing by Glyko, Inc. of any indebtedness, issuance or sale of any debt securities of Glyko, Inc. or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

          (xiii) waiver or release of any right or claim of Glyko, Inc., including any write-off or other compromise of any account receivable of Glyko, Inc. which, in the aggregate, had a value of at least $5,000;

          (xiv) written notice received by Vendor or Glyko, Inc. of the commencement or threat of any lawsuit, proceeding or other investigation against Glyko, Inc. or its affairs, or, to the knowledge of Vendor, the commencement, notice or threat of any lawsuit or proceeding or other investigation against Glyko, Inc. or its affairs;

          (xv) written notice received by Vendor or Glyko, Inc. of any claim or potential claim of ownership by any person other than Glyko, Inc. of the Intellectual Property or of infringement by Glyko, Inc. of any other person's intellectual property or, to the knowledge of Vendor, notice of such in any other form other than written documentation;

          (xvi) issuance or sale, or contract to issue or sell, by Glyko, Inc. of any shares of capital stock of Glyko, Inc. or securities convertible into, or exercisable or exchangeable for, shares of capital stock of Glyko, Inc., or any securities, warrants, options or rights to purchase any of the foregoing;

          (xvii) (i) sale or license of any of the Intellectual Property or entering into of any agreement with respect to the Intellectual Property with any person or entity or with respect to the intellectual property of any person or entity, or (ii) purchase or license of any of the Intellectual Property or entering into of any agreement with respect to the intellectual property of any person or entity, or (iii) change in pricing or royalties set or charged by Glyko, Inc. to its customers or licensees or in pricing or royalties set or charged by persons who have licensed any of the Intellectual Property to Glyko, Inc.;

          (xviii)any event or condition of any character that has had or is reasonably likely to have a material adverse effect on Glyko, Inc.; or

          (xix) agreement by Glyko, Inc. or any officer or employees thereof to do any of the things described in the preceding clauses (i) through (xviii)

     (d) Neither the execution and delivery of this Agreement by the Vendor nor the consummation of the transactions herein contemplated will conflict with or result in:

          (i) a violation, contravention or breach by the Vendor or Glyko, Inc. of any of the terms, conditions or provisions of any agreement or instrument to which the Vendor or Glyko, Inc. is a party, or by which the Vendor or Glyko, Inc. is bound or constitute a default by the Vendor or Glyko, Inc. thereunder, or under any statute, regulation, judgment, decree or law by which the Vendor or Glyko, Inc. is subject or bound, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the Glyko Shares or any of the Intellectual Property; or

          (ii) a violation by the Vendor or Glyko, Inc. of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Vendor or Glyko, Inc. , or require the Vendor or Glyko, Inc., prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person, or await the expiration of any applicable waiting period.

     (e) The Glyko Shares are duly and validly created, authorized and issued and are fully paid and non-assessable.

     (f) No Person has any agreement or option or any right or privilege (whether pre-emptive or contractual) which is or is capable of becoming an agreement or option for the purchase from the Vendor of any of the Glyko Shares or any of the Intellectual Property.

     (g)  Glyko, Inc. is not a party to nor is it bound by:

          (i) any written employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, or employee benefit plan, option plan or option agreement;

          (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (for the purposes of this Section 3(g)(ii), such agreement or plan shall include any agreement or plan of Vendor being assumed by Purchaser pursuant to Section 2.2(i) hereof);

          (iii)  any fidelity or surety bond or completion bond;

          (iv) any lease of real or personal property having a value in excess of $25,000 individually or $50,000 in the aggregate;

          (v) any agreement, contract or commitment containing any covenant limiting the freedom of Glyko, Inc. to engage in any line of business or to compete with any person,

          (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate;

          (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Glyko, Inc.'s business;

          (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (ix) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $50,000 in the aggregate;

          (x) any construction contracts in excess of $10,000 individually or $20,000 in the aggregate;

          (xi) any dealer, distribution, joint marketing or development agreement;

          (xii) any sales representative, original equipment manufacturer, value added remarketer, reseller or independent vendor or other agreement for use or distribution of Glyko, Inc.'s products, technology or services; or

          (xiii) any other agreement, contract or commitment that involves $25,000 individually or $50,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

     (h) Glyko, Inc. is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract, covenant, instrument, lease, license or commitment to which

          Glyko, Inc. is a party or by which it is bound (collectively a "Contract"), nor is Glyko, Inc. aware of any event that would
           --------
          constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and Glyko, Inc. is not subject to any default thereunder, nor to the knowledge of Glyko, Inc. is any party obligated to Glyko, Inc. pursuant to any such Contract subject to any default thereunder. Following the Closing Date, Glyko, Inc. will be permitted to exercise all of Glyko, Inc.'s rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Glyko, Inc. would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     (i) The Vendor has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Vendor.

     (j) This Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

     (k) The Vendor is the record and beneficial owner of the Glyko Shares and has good and marketable title thereto free and clear of any Encumbrances. The Vendor has the exclusive right and full power to transfer the Glyko Shares to the Purchaser as herein contemplated free and clear of any Encumbrances.

     (l)  Intellectual Property:

          (i) Glyko, Inc. owns all right, title and interest in and to the Intellectual Property with good and marketable title thereto, free and clear of all Encumbrances;

          (ii) Glyko, Inc. is entitled to make use of or otherwise exploit the Intellectual Property (including without limitation the right to derivatives and improvements thereto) without payment of any royalty or other amounts;

          (iii) Glyko, Inc. is under no obligation to obtain any approval or consent for use of or other exploitation (including without limitation enforcement, assignment, license, sublicense or other transfer) of the Intellectual Property; (iv) no charge, complaint action, suit, proceeding, hearing, investigation, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership by Glyko, Inc. of any of the Intellectual Property;

          (iv) no charge, complaint action, suit, proceeding, hearing, investigation, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership by Glyko, Inc. of any of the Intellectual Property;

          (v) the Intellectual Property represents all intellectual property rights (including without limitation patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing process, trade secrets) which are reasonably necessary or material to the conduct of Glyko, Inc.'s business as presently conducted;

          (vi) neither the Intellectual Property , the Technology nor the use or exploitation thereof would infringe any patent, copyright, trade secret or other proprietary right owned or controlled by Vendor and no basis for such claim exists and neither Vendor nor Glyko, Inc. has received notice, written or otherwise, of such a claim of infringement by any third party;

          (vii) the Intellectual Property is not subject to any outstanding judgment, order decree, stipulation, injunction or charge nor the subject matter or any charge, complaint, action, suit, proceeding of any Federal, state, local or foreign jurisdiction or before any arbitrator;

          (viii) Glyko, Inc. has not given or otherwise communicated to any entity any notice, charge, claim or assertion of any present, impending or threatened infringement by such other entity of any of the Intellectual Property;

          (ix) Glyko, Inc. has taken all steps that are reasonably required to protect Glyko, Inc.'s rights in confidential information and trade secrets of Glyko, Inc. or provided by any other entity to Glyko, Inc. Without limiting the foregoing, Glyko, Inc. has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements in Glyko, Inc.'s standard forms, and all current and former employees, consultants and contractors of Glyko, Inc. have executed such an agreement. A copy of such agreement has been provided to counsel for Purchaser; and

          (x) the Intellectual Property has not been licensed to or licensed from any third party or the Vendor.

     (m) To the knowledge of the Vendor, there is not pending, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to Glyko, Inc., the Glyko Shares, the Intellectual Property or the Transaction, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against Glyko, Inc., any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator, to which the Vendor or Glyko, Inc. is a party or to which the property of the Vendor or Glyko, Inc. is subject that would result individually or in the aggregate in any material adverse change in the operation, business, condition, income or future prospects of the Vendor or Glyko, Inc.

     (n) No order ceasing or suspending trading in securities of Glyko, Inc. or prohibiting the sale of securities by Glyko, Inc. has been issued and no proceedings for this purpose have been instituted, or are pending, or, to the knowledge of the Vendor, are contemplated or threatened.

     (o) Glyko, Inc. has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing.

     (p) The Vendor has not entered into any agreement that would entitle any person to any valid claim against the Purchaser for a broker's commission, finder's fee, or any like payment in respect of the sale of the Glyko Shares or the purchase of the BioMarin Shares or any other matters contemplated by this Agreement.

     (q) Glyko, Inc. has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, including without limitation environmental laws and regulations and, to the knowledge of Vendor, Glyko, Inc. has complied with and is not in violation of any of the foregoing.

     (r) None of the foregoing representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such representation or warranty not misleading to a prospective purchaser of the Glyko Shares seeking full information as to the Glyko Shares and the Intellectual Property.

     (s) Vendor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the BioMarin Shares pursuant to this Agreement and of protecting the Vendor's interests in connection herewith. Vendor has the ability to bear the economic risk of the investment, including complete loss of the investment.

     (t) Vendor is acquiring the BioMarin Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. Vendor understands that the BioMarin Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") but have been issued pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Vendor's representations as expressed herein.

     (u) Vendor understands that the BioMarin Shares are characterized as "restricted securities" under U.S. federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations the BioMarin Shares may be resold without registration under the Securities Act only in certain limited circumstances. Vendor acknowledges that the BioMarin Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Vendor is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     (v) Vendor understands that the BioMarin Shares may be subject to a lock-up period of up to 180 days following the effective date a Registration Statement filed under the Securities Act, pursuant to
          Section 7 of the Amended and Restated Registration Rights Agreement attached hereto as Schedule "E".
                             ------------

     (w) Vendor understands that no public market now exists for the Common Stock of Purchaser or for any other securities issued by Purchaser and that there is no assurance that a public market will ever exist for the BioMarin Shares.

     (x) Without in any way limiting the representations set forth above, Vendor further agrees not to make any offer or sale of all or any portion of the BioMarin Shares within the United States or to a U.S. resident unless and until;

          (i) There is then in effect a Registration Statement under the Securities Act covering such proposed offer or sale and such offer or sale is made in accordance with such Registration Statement; or

          (ii) Vendor shall have notified Purchaser of the proposed offer or sale and shall have furnished Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Purchaser, Vendor shall have furnished Purchaser with an opinion of counsel, reasonably satisfactory to Purchaser, that such offer or sale is exempt from the registration requirements under the Securities Act.

     (y) The certificate representing the BioMarin Shares, and any securities issued in respect thereof or exchange therefor shall bear legends substantially in the following forms (in addition to any legend required under applicable state securities laws):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY

          OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES."

     (z) Vendor presently does and will as of the Closing Date qualify as an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act and meets the relevant criteria indicated on its completed and signed copy of the Accredited Investor Questionnaire attached hereto as Schedule "F".
                             ------------

     (aa) Immediately following the Closing, Vendor will not own any material asset other than 10,917,091 shares of Common Stock of Purchaser. For avoidance of any doubt, immediately following the Closing Vendor will not own any right, title or other interest in or to any intellectual property rights (including without limitation domestic and foreign patents, patent applications, trademarks (other than "Glyko BioMedical Limited"), trade mark applications, trade names (other than "Glyko BioMedical Limited"), copyrights or trade secrets).

     (bb) All inter-company debt and equity accounts between Vendor and Glyko, Inc., have been settled on or before the Closing Date.

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     -----------------------------------------------

     Except as set forth in the disclosure schedule attached hereto as Schedule
                                                                       --------
G, the Purchaser hereby represents and warrants to the Vendor as follows as of
-
the date hereof and acknowledges and confirms that the Vendor is relying upon such representations and warranties in connection with the transactions contemplated hereby:

     (a)  Attached hereto as Schedule "H" are Purchaser's unaudited balance
                             -----------
          sheet as of June 30, 1998 and the related unaudited statements of income and cash flow for the six (6) month period ended June 30, 1998 (collectively, the "Financials"). The Financials are correct in all
                              ----------
          material respects and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the financial condition, operating results and cash flows of Purchaser as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which normal year-end adjustments have not been material in amount or significance in any individual case or in the aggregate in prior years. Purchaser's unaudited balance sheet as of June 30, 1998, is referred to hereinafter as the "Current Balance Sheet."
           ---------------------

     (b) Glyko, Inc. has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since June 30, 1998, in either case which amounts do not exceed $50,000 in the aggregate.

     (c)  Since June 30, 1998, there has not been, occurred or arisen any:

          (i) transaction by Purchaser except in the ordinary course of business as conducted on that date and consistent with past practices;

          (ii) amendments or changes to the Certificate of Incorporation or Bylaws of Purchaser;

          (iii) capital expenditure or commitment by Purchaser exceeding $25,000 individually or $50,000 in the aggregate;

          (iv) destruction of, damage to or loss of any material assets, material business or material customer of Purchaser (whether or not covered by insurance);

          (v) claim of wrongful discharge or other unlawful labor practice or action;

          (vi) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Purchaser other than required by GAAP;

          (vii) revaluation by Purchaser of any of its assets which, in the aggregate, changed such value by at least $5,000;

          (viii) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any capital stock of Purchaser, or any split, combination or reclassification in respect of any shares of capital stock of Purchaser, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Purchaser, or any direct or indirect repurchase, redemption, or other acquisition by Purchaser of any shares of capital stock of Purchaser (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing option grants by Purchaser;

          (ix) except in the ordinary course of its business as conducted on June 30, 1998, increase in the salary or other compensation payable or to become payable by Purchaser to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Purchaser, of a bonus or other additional salary or compensation to any such person;

          (x) agreement, contract, covenant, instrument, lease, license or commitment to which Purchaser is a party or by which it or any of its assets (including but not limited to the intellectual property of Purchaser and intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which Purchaser is a party or by which it or any of its assets are bound;

          (xi) sale, lease, license or other disposition of any of the material assets or properties of Purchaser or any creation of any security interest in such assets or properties;

          (xii) loan by Purchaser to any person or entity, incurring by Purchaser of any indebtedness, guaranteeing by Purchaser of any indebtedness, issuance or sale of any debt securities of Purchaser or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

          (xiii) waiver or release of any right or claim of Purchaser, including any write-off or other compromise of any account receivable of Purchaser which, in the aggregate, had a value of a least $5,000;

          (xiv) written notice of the commencement or threat of any lawsuit, proceeding or other investigation against Purchaser or its affairs, or, to the knowledge of Purchaser, the commencement, notice or threat of any lawsuit or proceeding or other investigation against Purchaser or its affairs;

          (xv) written notice of any claim or potential claim of ownership by any person other than Purchaser of the intellectual property of Purchaser or of infringement by Purchaser of any other person's intellectual property or, to the knowledge of Purchaser, notice of such in any other form other than written documentation;

          (xvi) issuance or sale, or contract to issue or sell, by Purchaser of any shares of capital stock of Purchaser or securities convertible into, or exercisable or exchangeable for, shares of capital stock of Purchaser, or any securities, warrants, options or rights to purchase any of the foregoing;

          (xvii) (i) sale or license of any of the intellectual property of Purchaser or entering into of any agreement with respect to the intellectual property of Purchaser with any person or entity or with respect to the intellectual property of any person or entity, or (ii) purchase or license of any of the intellectual property of Purchaser or entering into of any agreement with respect to the intellectual property of any person or entity, or (iii) change in pricing or royalties set or charged by Purchaser to its customers or licensees or in pricing or royalties set or charged by persons who have licensed any of the intellectual property of Purchaser to Purchaser;

          (xviii)any event or condition of any character that has had or is reasonably likely to have a material adverse effect on Purchaser; or

          (xix) agreement by Purchaser or any officer or employees thereof to do any of the things described in the preceding clauses (i) through (xviii).

     (d)  Purchaser is not a party to nor is it bound by:

          (i) any written employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, or employee benefit plan, option plan or option agreement;

          (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (iii)  any fidelity or surety bond or completion bond;

          (iv) any lease of real or personal property having a value in excess of $25,000 individually or $50,000 in the aggregate;

          (v) any agreement, contract or commitment containing any covenant limiting the freedom of Purchaser to engage in any line of business or to compete with any person,

          (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate;

          (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Purchaser's business;

          (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (ix) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $50,000 in the aggregate;

          (x) any construction contracts in excess of $10,000 individually or $20,000 in the aggregate;

          (xi) any dealer, distribution, joint marketing or development agreement;

          (xii) any sales representative, original equipment manufacturer, value added remarketer, reseller or independent vendor or other agreement for use or distribution of Purchaser's products, technology or services; or

          (xiii) any other agreement, contract or commitment that involves $25,000 individually or $50,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

     (e) Purchaser is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract, covenant, instrument, lease, license or commitment to which Purchaser is a party or by which it is bound (collectively a "Purchaser Contract"), nor is Purchaser aware of any
                           ------------------
          event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Purchaser Contract is in full force and effect and Purchaser is not subject to any default thereunder, nor to the knowledge of Purchaser is any party obligated to Purchaser pursuant to any such Purchaser Contract subject to any default thereunder. Following the Closing Date, Purchaser will be permitted to exercise all of Purchaser's rights under the Purchaser Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Purchaser would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Purchaser and this Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser.

     (g) At the Time of Closing the BioMarin Shares will be duly and validly created, authorized and issued as fully paid and non-assessable shares, and the shares of Common Stock of Purchaser issuable upon exercise of the options set forth on Schedule A shall, upon exercise
                                               ----------
          in accordance with their terms, be duly and validly created, authorized and issued as fully paid and non-assessable shares.

     (h) Neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby will conflict with or result in or create a state of facts which after notice or lapse of time or delay or both, will conflict with or result in:

          (i) a violation, contravention or breach by the Purchaser of any of the terms, conditions or provisions of the Restated Certificate of Incorporation, Bylaws or resolutions of the Purchaser or of any agreement or instrument to which the Purchaser is a party or by which it is bound or constitute a default of the Purchaser thereunder, or of any statute, regulation, judgment, decree or law by which the Purchaser or the assets of the Purchaser are subject or bound, or result in the creation or imposition of any Encumbrance upon any of the BioMarin Shares; or

          (ii) a violation by the Purchaser of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Purchaser, or require the Purchaser, prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person or await the expiration of any applicable waiting period.

     (i) The authorized capital stock of the Purchaser consists of 30, 000,000 shares of Common Stock. Immediately prior to the Closing, 23,916,483 shares of Common Stock are issued and outstanding, all of which have been duly authorized and validly issued, are fully paid and nonassessable. Warrants to purchase 801,500 shares of Common Stock are currently outstanding. Immediately prior to the Closing, the Board of Directors has approved the grant of options to purchase a total of 2,304,120 shares of Common Stock to outside consultants, directors and employees. There are no other options, warrants, conversion privileges, pre-emptive rights (other than the pre-emptive rights agreement between Glyko Biomedical Ltd. and the Purchaser dated June 27, 1997, the pre-emptive rights agreement between BB BioVentures L.P. and the Purchaser dated December 30, 1997, and the pre-emptive rights agreement between Genzyme Corporation and the Purchaser dated September 4, 1998) presently outstanding to purchase or otherwise acquire any capital stock or other securities of the Company;

     (j) To the knowledge of the Purchaser, there is not pending, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to the Purchaser or the BioMarin Shares, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against the Purchaser, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator, to which the Purchaser is a party or to which the property of the Purchaser is subject that would result individually or in the aggregate in any material adverse change in the operation, business, condition, income or future prospects of the Purchaser.

     (k) No order ceasing or suspending trading in securities of the Purchaser or prohibiting the sale of securities by the Purchaser has been issued and no proceedings for this purpose have been instituted, or are pending, or, to the knowledge of the Purchaser, are contemplated or threatened.

     (l) Neither the Restated Certificate of Incorporation or Bylaws of the Purchaser nor any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Purchaser is a party, contain any restriction upon or impediment to the declaration or payment of dividends by the directors of the Purchaser or the payment of dividends by the Purchaser to the holders of the BioMarin Shares.

     (m) Upon execution of the Amended and Restated Registration Rights Agreement, attached hereto as Schedule "E," Vendor shall have
                                        -----------
          registration rights with regard to the BioMarin Shares, as enumerated therein.

     (n) The Purchaser has not entered into any agreement that would entitle any person to any valid claim against the Vendor for a broker's commission, finder's fee, or any like payment in respect of the purchase of the Glyko Shares or the sale of the BioMarin Shares or any other matters contemplated by this Agreement.

     (o) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Glyko Shares pursuant to this Agreement and of protecting the Purchaser's interests in connection herewith. Purchaser has the ability to bear the economic risk of the investment, including complete loss of the investment.

     (p) Purchaser is acquiring the Glyko Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Glyko Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") but have been issued pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser 's representations as expressed herein.

     (q) Purchaser understands that the Glyko Shares are characterized as "restricted securities" under U.S. federal securities laws and that under such laws and applicable regulations the Glyko Shares may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser acknowledges that the Glyko Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     (r) Purchaser understands that no public market now exists for the Common Stock of Glyko, Inc. or for any other securities issued by Glyko, Inc. and that there is no assurance that a public market will ever exist for the Glyko Shares.

     (s) Without in any way limiting the representations set forth above, Purchaser further agrees not to make any offer or sale of all or any portion of the Glyko Shares within the United States or to a U.S. resident unless and until;

          (i) There is then in effect a Registration Statement under the Securities Act covering such proposed offer or sale and such offer or sale is made in accordance with such Registration Statement; or

          (ii) Purchaser shall have notified Glyko, Inc. of the proposed offer or sale and shall have furnished Glyko, Inc. with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Glyko, Inc., Purchaser shall have furnished Glyko, Inc. with an opinion of counsel, reasonably satisfactory to Glyko, Inc., that such offer or sale is exempt from the registration requirements under the Securities Act.

     (t) Purchaser presently does and will as of the Closing Date qualify as an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act and meets the relevant criteria indicated on its completed and signed copy of the Accredited Investor Questionnaire attached hereto as Schedule "F".
                             ------------

     (u) None of the foregoing representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such representation or warranty not misleading to a prospective purchaser of the BioMarin Shares seeking full information as to the BioMarin Shares.

5.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS
     -----------------------------------------------

     All obligations of the Purchaser under this Agreement, including but not limited to those to purchase the Glyko Shares, to assume the Employee Options and to sell to Vendor the BioMarin Shares, are subject to the fulfillment prior to or at the Closing of each of the following conditions:

     (a) Purchaser shall have received from Vendor a certificate, dated as of the Closing Date, signed by the President of Vendor, stating that the representations and warranties made by the Vendor in or under this Agreement are true in all material respects on and as of the date of the Closing and that, on or prior to the Closing, Vendor has complied with all covenants and agreements herein agreed to be performed or caused to be performed by it on or prior to the Closing Date.

     (b) On or before the Closing Date there shall have been obtained from all appropriate Federal, provincial, state, municipal, foreign or other governmental or administrative bodies all such approvals and consents, if any, in form and terms satisfactory to the Purchaser, as may be required in order to permit the change of ownership of the Glyko Shares.

     (c) On or before the Closing Date the Vendor and Glyko, Inc. shall have settled all inter-company debt and equity accounts.

     (d) Purchaser shall have received from Vendor a copy of this Agreement duly executed on behalf of Vendor with all schedules attached thereto completed to the mutual satisfaction of Purchaser and Vendor.

     (e) Purchaser shall have received from Vendor an executed copy of the Amended and Restated Registration Rights Agreement attached hereto as Schedule "E."
          -------------

     (f) Purchaser shall have received from counsel to Vendor an executed legal opinion in a form reasonably satisfactory to Purchaser.

     (g) Vendor shall have delivered, subject to the provisions of Section 2.4 hereof, the Glyko Shares together with such executed documentation as is necessary and appropriate to the effect the transfer of ownership of the Glyko Shares from Vendor to Purchaser.

     In case any of the foregoing conditions cannot be fulfilled on or before the Closing Date to the satisfaction of the Purchaser, the Purchaser may rescind this Agreement by notice to the Vendor and in such event each of the Purchaser and the Vendor shall be released from all obligations hereunder; provided, however, that any such conditions may be waived in whole or in part by the Purchaser without prejudice to its rights of rescission in the event of the non-fulfillment of any other condition or conditions, and that the closing of the Transaction as contemplated by this Agreement shall be deemed to be a waiver of any unfulfilled conditions.

6.   CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS
     ------------------------------------------------

     All obligations of the Vendor under this Agreement, including but not limited to those to sell the Glyko Shares to Purchaser and to purchase the BioMarin Shares, are subject to the fulfillment prior to or at the Closing of each of the following conditions:

     (a) Vendor shall have received from Purchaser a certificate dated as of the Closing Date, signed by the Chief Executive Officer of Purchaser, stating that the representations and warranties of the Purchaser under this Agreement are true in all material respects on and as of the date of such Closing and that, on or prior to the Closing, the Purchaser has complied with all covenants and agreements herein agreed to be performed or caused to be performed by it on or prior to the Closing Date.

     (b) No action shall have been taken by any court or governmental body prohibiting or making illegal the execution and delivery of this Agreement, or any transaction contemplated by this Agreement. No action, suit or proceeding shall have been instituted and be continuing by any Person to restrain, modify or prevent the consummation of the transactions contemplated by this Agreement, or to seek damages against the Purchaser in connection with such Transaction, or that has been or is reasonably likely to have a material adverse affect on the ability of any party hereto to fully consummate the transactions contemplated by this Agreement.

     (c) The Purchaser shall have delivered to Vendor, subject to the provisions of Section 2.4 hereof, releases of the Employee Options executed by the subject optionees, in form reasonably satisfactory to the Vendor.

     (d)  Purchaser shall have delivered, subject to the provisions of Section
          2.4 hereof, a certificate representing the BioMarin Shares registered in the name of the Vendor bearing restrictive legends as provided for in Section 3(z).

     (e) On or before the Closing Date the Vendor and Glyko, Inc. shall have settled all inter-company debt and equity accounts.

     (f) Vendor shall have received from counsel to Purchaser an executed legal opinion in a form reasonably satisfactory to Vendor.

     (g) Vendor shall have received from Purchaser a copy of this Agreement duly executed on behalf of Purchaser with all schedules attached thereto completed to the mutual satisfaction of Purchaser and Vendor.

     (h)  Vendor shall have received from Purchaser $500 in cash pursuant to
          Section 2.2 hereof.

     (i) Vendor shall have received from Purchaser an executed copy of the Amended and Restated Registration Rights Agreement attached hereto as Schedule "E."
          -------------

     In case any of the foregoing conditions cannot be fulfilled on or before the Closing Date to the satisfaction of the Vendor, the Vendor may rescind this Agreement by notice to Purchaser and in such event each of the Vendor and the Purchaser shall be released from all obligations hereunder; provided, however, that any such conditions may be waived in whole or in part by the Vendor without prejudice to its rights or rescission in the event of the non-fulfillment of any other condition or conditions and that the Closing shall be deemed to be a waiver of any unfulfilled conditions.

                 7.   NATURE OF REPRESENTATIONS AND WARRANTIES
                      ----------------------------------------

     (a) Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made hereunder shall survive the Closing for a period of 24 months following the Closing Date.

     (b) This Agreement, and the documents specifically referred to herein or executed and delivered concurrently herewith or at the Closing constitute the entire agreement, understanding, representations and warranties of the parties hereto and supersede any prior agreement, understanding, representation, warranty or documents relating to the subject matter of this Agreement.

                                 8.   NOTICES
                                      -------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, telegraphed, or mailed by certified registered mail, postage prepaid:

     (a)  If to the Vendor, addressed as follows:


               Glyko Biomedical Limited
               11 Pimental Court
               Novato, Ca.
               94949

               Attention:    Dr. John Klock
               Telecopy No.: 415-382-7889

          With a copy to:

               Cassels Brock & Blackwell
               Suite 2100
               Scotia Plaza
               Toronto, Ontario
               M5H 3C2

               Attention:    Mark I. Young
               Telecopy No.: 416-350-6902

     (b)  If to the Purchaser, addressed as follows:


               BioMarin Pharmaceutical Inc.
               11 Pimental Court
               Novato, Ca.
               94949

               Attention:    Grant W. Denison, Jr.
               Telecopy No.: 415-382-7889

       With a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA
               94303-1050

               Attention:    Frank Currie
               Telecopy No.: 650-493-6811

or to such other address as the party to be notified shall have furnished to the other party in writing. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or on the next business day following the date on which it shall have been telegraphed or mailed.

                                9.   AMENDMENTS
                                     ----------

     This Agreement may be amended or modified only by a written instrument executed by the parties affected thereby, or by their respective successors and permitted assigns.

                                 10.  GENERAL
                                      -------

     (a)  This Agreement:

          (i) shall be construed and enforced in accordance with the laws of the Province of Ontario; and

          (ii) shall enure to the benefit of and be binding upon the Purchaser and the Vendor and their respective executors, administrators, legal representatives, successors and permitted assigns, nothing in this Agreement, express or implied, being intended to confer upon any other person any rights or remedies hereunder.

     (b)  Time shall be of the essence hereof.

     (c) Each of the parties hereto covenants and agrees that at any time and from time to time after the Closing Date such party will, upon the request of the other party, do, execute, acknowledge and deliver all such further acts, documents and assurances as may be reasonably required for the better carrying out of the terms of this Agreement and to consummate the transactions contemplated hereby.

     (d) This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

     (e) Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred in connection with the completion of the transactions contemplated hereby.

     (f) The parties hereto agree to file in a timely manner all forms required to be filed after the Closing Date by applicable law and by the regulations and policies of all applicable securities regulatory authorities in connection with the transactions contemplated hereby.

     (g) Neither this Agreement nor any right or obligation hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, which consent may be arbitrarily withheld.

          IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and date first above written.


                              GLYKO BIOMEDICAL LTD.


                              By: /s/ John C. Klock
                                  -----------------
                                  Dr. John C. Klock,
                                  President


                              BIOMARIN PHARMACEUTICAL INC.


                              By: /s/ Grant W. Denison, Jr.
                                  -------------------------
                                  Grant W. Denison, Jr.,
                                  Chief Executive Officer



[SIGNATURE PAGE TO AGREEMENT REGARDING SALE OF CAPITAL STOCK OF GLYKO, INC.]